Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of KANZHUN LIMITED of our report dated April 28, 2022 relating to the financial statements, which appears in KANZHUN LIMITED’s Annual Report on Form 20-F for the year ended December 31, 2021.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, the People’s Republic of China

March 21, 2023